Exhibit 99.1

Altra Industrial Motion Corp. Announces Acquisition By Regal Rexnord Corporation

BRAINTREE, MA, October 27, 2022 – Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a premier global manufacturer and supplier of motion control, power transmission and automation products, announced today that it has entered into a definitive agreement to be acquired by Regal Rexnord Corporation (“Regal Rexnord”) for approximately $5.0 billion on an enterprise value basis.  Under the terms of the agreement, Altra shareholders will receive $62.00 in cash for each share of Altra common stock, representing a 54% premium to the closing price of the Company’s common stock on October 26, 2022.  Regal Rexnord has fully committed debt financing and there are no financing conditions associated with the transaction.

“The sale of Altra to Regal Rexnord will provide our shareholders with immediate and substantial cash value, as well as a compelling premium, and the Board of Directors has agreed that this transaction is in the best interests of our shareholders”, said Carl Christenson, Chairman and CEO of Altra. “I am extremely proud of the company we have built and I am excited to announce this new chapter for Altra, knowing that the company will have a great home within the Regal Rexnord organization.”

Altra’s Board of Directors has approved the merger agreement and the transaction is expected to close in the first half of 2023, subject to customary closing conditions, including approval by Altra shareholders and receipt of regulatory approvals. Upon completion of the transaction, Altra shares will no longer be listed on any public market.

Preliminary Financial Results

Revenue for the third quarter 2022 was $466.3 million, down less than 1%, compared to $469.3 million in the third quarter 2021. Organic revenue growth* was up 1.9%, after adjusting for FX and the acquisition of Nook Industries.  Included in the Q3 2021 net sales are revenues of approximately $41.3 million related to the Jacobs Vehicle Systems business that was divested by the Company on April 8, 2022. Net Income for the third quarter of 2022 was $33.6 million, or 7.2% of revenues.  Non-GAAP adjusted EBITDA* was $92.1 million, or 19.8% of revenues. The Company ended the quarter with total gross debt of $1.06 billion and net debt* of approximately $860 million. The Company now plans to release its full 2022 unaudited third quarter financial results before the market opens on Monday, October 31, 2022. The previously announced conference call scheduled for Thursday, November 3, 2022, at 11:00 a.m. Eastern Time will be cancelled.

* Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

Financial Disclosure Advisory

All financial results for the third quarter 2022 and related comparisons to prior periods included in this release are preliminary, unaudited, based on the Company’s estimates and prepared prior to the completion of the Company’s financial statement close process. Final results for third quarter 2022, which will be reported on a Quarterly Report on Form 10-Q, may vary from the information in this press release. In addition, any statements regarding the Company’s estimated financial performance for the third quarter of 2022 do not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for the quarter ended September 30, 2022.

Financial Guidance

Due to the announced transaction, the Company will no longer update financial guidance.

Advisors

In connection with the transaction, Goldman Sachs & Co. LLC is serving as sole financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to Altra.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, and power transmission systems and components. Altra’s portfolio consists of 26 well-respected brands including Bauer Gear Motor, Boston Gear, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood’s, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has over 9,000 employees and 47 production facilities in 17 countries around the world.  AIMC-G.

Contact:
Investor Relations
781-917-0600
E-mail:  ir@altramotion.com

*Reconciliation of Organic Sales and Organic Sales Growth:

	Quarter Ended September 30, 2022
	Results ($)	Growth (%)
Net sales and net sales growth	$466.3	-0.6%
Less: unfavorable foreign currency translation	(23.5)	-5.0%
Less: Nook acquisition	11.9	2.5%
Organic sales and organic sales growth*	$477.9	1.9%

Included in the Q3 2022 net sales are revenues of approximately $41.3 million related to the Jacobs Vehicle Systems business that was divested by the Company on April 8, 2022.

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

Quarter Ended September 30, 2022
Net income	$33.6
Net income from operations as a percent of net sales	7.2%
Gain on foreign currency and other, net	(1.1)
Tax expense	11.9
Interest expense	13.7
Depreciation expense	9.5
Acquisition related expenses	0.1
Acquisition related amortization expense	13.6
Stock compensation expense	3.9
Restructuring costs	3.9
Impairment charges	3.0
Non—GAAP Adjusted EBITDA*	$92.1
Non—GAAP Adjusted EBITDA as a percent of net sales*	19.8%

*Reconciliation of Net Debt:

September 30, 2022
Total gross debt	$1,058.1
Cash and cash equivalents	(198.2)
Net Debt*	$859.9

*Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales and Organic Sales Growth

Organic Sales in this release are net sales excluding the impact of foreign currency translation and acquisitions. Organic Sales can be expressed as a dollar amount or a percentage rate when describing Organic Sales Growth.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA represent earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Net Debt

Net Debt is calculated by subtracting cash and cash equivalents from total gross debt.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed merger, Altra will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Altra intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND STOCKHOLDERS OF ALTRA ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about Altra (once such documents are filed with the SEC), through the website maintained by the SEC at http://www.sec.gov.  The proxy statement and other documents (when they are available) can also be obtained free of charge from Altra upon written request to Altra’s Investor Relations Department, 300 Granite St., Suite 201, Braintree, MA 02184 or by calling 781-917-0527.

Participants in the Solicitation

Altra and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Altra’s stockholders in connection with the proposed merger. Information about the directors and executive officers of Altra is set forth in its proxy statement for its 2022 annual meeting of stockholders on Schedule 14A filed with the SEC on March 24, 2022, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 28, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward‑looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Altra intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions, which reflect Altra’s current estimates, expectations and projections about Altra’s future results, performance, prospects and opportunities. Forward-looking statements include, among other things, the information concerning Altra’s possible future results of operations including revenue, costs of goods sold, gross margin, future profitability, future economic improvement, business and growth strategies, financing plans, expected leverage levels, Altra’s competitive position and the effects of competition, the projected growth of the industries in which we operate, and Altra’s ability to consummate the proposed merger and other strategic transactions.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “may”, “project”, “should”, “will”, “would”, and similar expressions or variations. These forward-looking statements are based upon information currently available to Altra and are subject to a number of risks, uncertainties, and other factors that could cause Altra’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

(i)
Altra’s proposed merger with Regal Rexnord may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Altra or the expected benefits of the proposed merger or that the approval of Altra’s stockholders is not obtained;

(ii)	the ability of Regal Rexnord to obtain debt financing in connection with the proposed merger;

(iii)
the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

(iv)
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Altra to pay a termination fee or other expenses;

(v)
the effect of the announcement or pendency of the merger on Altra’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally;

(vi)	risks related to diverting management’s attention from Altra’s ongoing business operations;

(vii)	the risk that shareholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability; and

(viii)
other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Altra’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, and risks that may be described in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings by Altra with the SEC.

In addition to the risks described above, other unknown or unpredictable factors also could affect Altra’s results. As a result of these factors, we cannot assure you that the forward‑looking statements in this communication will prove to be accurate. Furthermore, if our forward‑looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward‑looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward‑looking statements in this communication represent our views as of the date of this communication. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward‑looking statements at some point in the future, we undertake no obligation to publicly update any forward‑looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward‑looking statements as representing our views as of any date subsequent to the date of this communication.

You should read this communication and the documents that we reference in this communication completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward‑looking statements by these cautionary statements.